Registration No. 333-112259

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                 CRIIMI MAE INC.
             (Exact Name of Registrant as Specified in Its Charter)

     Maryland                 11200 Rockville Pike               52-1622022
 (State or Other            Rockville Maryland 20852          (I.R.S. Employer
 Jurisdiction of             (Address of Principal           Identification No.)
Incorporation or               Executive Offices,
  Organization)               Including Zip Code)

                                ----------------

                              11200 Rockville Pike
                            Rockville, Maryland 20852
                                 (301) 816-2300
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                Richard Dansereau
                              11200 Rockville Pike
                            Rockville, Maryland 20852
                                 (301) 816-2300
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                ----------------

                                   Copies to:

                             Allan R. Williams, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

                          DEREGISTRATION OF SECURITIES

     The Registration Statement on Form S-3 (File No. 333-112259) (the "Registration Statement") of CRIIMI MAE Inc., a Maryland corporation (the "Company"), pertaining to the registration of common stock, preferred stock, debt securities and warrants (the "Securities") of the Company, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on January 27, 2004.

     As a result of its merger with Cadim W.F. Co., a wholly owned subsidiary of Cadim White Flint Co., the Company has terminated all offerings of its Securities pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities of the Company which remain unsold at the termination of the offering, the Company hereby removes from registration all of the Securities of the Company registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment No. 1 is filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, State of Maryland on this 15th day of March, 2006.

                                        CRIIMI MAE INC.

                                        By: /s/ Line Lefebvre
                                           -----------------------------------
                                              Name:  Line Lefebvre
                                              Title: Director & Vice-President

                                        By: /s/ Marc Boudreau
                                           -----------------------------------
                                              Name:  Marc Boudreau
                                              Title: Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities on this 15th day of March, 2006.

                                        By: /s/ Richard Dansereau
                                           -----------------------------------
                                              Name:  Richard Dansereau
                                              Title: President
                                                     [Principal executive
                                                     officer]

                                        By: /s/ Line Lefebvre
                                           -----------------------------------
                                              Name:  Line Lefebvre
                                              Title: Vice-President
                                                     [Principal financial
                                                     officer]

                                        By: /s/ Serge Pard
                                            ----------------------------------
                                              Name:  Serge Pard
                                              Title: Treasurer
                                                     [Principal accounting
                                                     officer][Controller]

     The following constitute all of the members of the Board of Directors.

                                        By: /s/ Line Lefebvre
                                           -----------------------------------
                                              Name:  Line Lefebvre
                                              Title: Director

                                        By: /s/ Marc Boudreau
                                           -----------------------------------
                                              Name:  Marc Boudreau
                                              Title: Director

                                        By:/s/ Charles Spekta
                                           -----------------------------------
                                              Name:  Charles Spekta
                                              Title: Director